                                                                    EXHIBIT 4.12

                               DATED 2 MARCH 2006

               (1)  G WILLI-FOOD INTERNATIONAL LIMITED

               (2)  GOLD FROST LTD

               (3)  THE DIRECTORS OF GOLD FROST LIMITED

               (4)  CORPORATE SYNERGY PLC

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                   SHARE LOCK-IN AND ORDERLY MARKET AGREEMENT

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                                    CONTENTS

Clause
                                                                            Page

1     LOCK-IN AND ORDERLY MARKET                                              2

2     POWER TO ENTER INTO THIS AGREEMENT                                      4

3     COUNTERPARTS                                                            4

4     CHOICE OF LAW                                                           4

5     ADDRESS FOR SERVICE                                                     5

                                       2

THIS AGREEMENT is dated 2 March 2006

BETWEEN:

(1)  G WILLI-FOOD INTERNATIONAL LTD (a company which is incorporated and registered in Israel with registered no. 520043209) whose registered office is at 3 Nahal, Snir Street, Yavne 81106, Israel (the "COVENANTOR");

(2)  GOLD FROST LTD (a company which is incorporated and registered in Israel with registered no. 52-003482-8) whose registered office is at 3 Nahal,
     Snir Street, Yavne 81106, Israel (the "COMPANY");

(3)  THE PERSONS whose names are set out in the schedule to this agreement (the
     "DIRECTORS"); and

(4)  CORPORATE SYNERGY PLC (incorporated in England and Wales with registered
     no. 2617599) whose registered office is at 30 Old Broad Street, London EC2N
     1HT ("CS").

BACKGROUND:

(A)  The Company is to apply to London Stock Exchange plc (the "EXCHANGE") for its entire ordinary share capital to be admitted to trading on the AIM market of the Exchange ("ADMISSION").

(B)  At the request of the Company and CS, the Covenantor has agreed not to dispose of the 40,000,000 ordinary shares of NIS 0.01 each in the capital of the Company ("ORDINARY SHARES") which are at the date of this agreement registered in its name or over which it controls the voting rights or in which it has a beneficial interest, all ordinary shares arising from the exercise of options or convertible loan notes or similar rights granted to the Covenanter to subscribe for or otherwise become entitled to ordinary shares (all such details being set out in Part V of the AIM Admission
     Document of the Company of even date), ("ORIGINAL SHARES") and all shares and/or securities exchangeable for or convertible into shares in the
     Company arising from any capitalisation issue or any consolidation or sub-division of the Company's capital (to the extent that the entitlement to such shares or securities arises by reference to Original Shares)
     (together the "SHARES") for a period of 12 months from the date of
     Admission (the "PERIOD") and for a further period of 12 months to deal in those Shares in such a manner as to ensure an orderly market in the share capital of the Company.

(C)  The Directors have agreed to act in a similar manner as that set out in recital (B) above in relation to any Ordinary Shares which arise from any exercise of options to subscribe for Ordinary Shares ("RESULTING SHARES"), the details of which options are set out in paragraph 5.1 of part V of the
     AIM admission document of the Company of even date.

IT IS AGREED as follows:

1    LOCK-IN AND ORDERLY MARKET

1.1  UNDERTAKINGS AND COVENANTS

(a)  Conditional upon Admission, the Covenantor covenants and undertakes with each of the Company and CS that (save for in the circumstances set out in clauses 1.2(a) to (g) (inclusive)):

     (i)  during the Period, it shall not directly or indirectly offer, mortgage, charge, pledge, sell, contract to sell or grant any option, right or warrant to purchase or otherwise transfer or dispose of all or any interest in any of its Shares or agree to do or permit to be done any of the same without the prior written consent of the
          Company's broker from time to time (the "BROKER") (such consent not to be unreasonably withheld or delayed, but provided that such consent may be granted subject to such conditions as the Broker may reasonably impose); and

     (ii) for a period of 12 months following the end of the Period only effect disposals of interests in Shares through the Broker and in accordance with the reasonable requirements of the Broker with a view to maintaining an orderly market for the issued share capital of the
          Company; provided always that this clause 1.1(a)(ii) shall only apply if the price and brokers' commission applicable to the proposed disposal are overall on terms such that the proceeds to be received by the Covenantor in respect of such disposal are not less than the proceeds that would be received by the Covenantor based on market terms quoted by any other reputable stockbroker or dealer in securities in respect of the same disposal as identified to the
          Broker; and provided that this clause 1.1(a)(ii) shall not apply if the Broker fails to effect a disposal within 5 business days from the date on which the Covenantor gives notice to the Broker of its intention to effect a disposal of the Shares.

     For the purposes of this clause "interest" shall have the meaning given to it in section 208 of the Companies Act 1985 (as amended).

1.2  PERMITTED DISPOSALS

     The covenant and undertaking in clause 1.1 shall not apply to any disposal:

     (a)  to a connected person (within the meaning of Section 346 of the
          Companies Act 1985) in relation to the Covenanter; or

     (b)  to any person acting in the capacity of trustee of a trust created by the Covenanter or upon any change of trustees of a trust so created provided that the trust is established for charitable purposes or there are no persons beneficially interested under the trust other than the Covenanter and connected persons of the Covenanter; or

     (c)  in acceptance of a general offer (or by the giving of an irrevocable undertaking to accept such offer) made to shareholders of the Company to acquire all the issued Ordinary Shares (other than any shares which are already owned by the person making such offer and any other person acting in concert with him); or

     (d)  pursuant to any compromise or arrangement under the Israeli equivalent to section 425 of the Companies Act providing for the acquisition by any person or group of persons acting in concert, of 50 per cent. or more of the equity share capital of the Company; or

     (e)  to any body corporate which is a member of the Covenantor's group provided that the transfer is made off-market and that if the transferee ceases to be a member of the Covenantor's group, then the
          Covenantor must procure that such shares are transferred promptly back to the Covenantor or to another member of the Covenantor's group; or

     (f)  pursuant to any scheme or reconstruction under the Israeli equivalent to section 110 of the Insolvency Act 1986 in relation to the Company;

     (g)  to raise funds to satisfy any claim made against it involving a breach of any of the warranties contained in the placing agreement made between, inter alios, the Covenantor and CS of even date and which agreement relates to the Company; or

     (h)  the granting of any charge, mortgage, security or any other encumbrance whatsoever to any third party in respect of any interest in Shares for the purposes of borrowing or providing collateral or otherwise in connection with the Covenantor's banking arrangements;
          provided that the Covenantor undertakes to notify promptly CS of any such encumbrance; or

     (i)  in the case of an individual, to the personal representatives of the relevant individual pursuant to will or intestacy.

1.3  Each of the Directors severally covenants and undertakes with each of the
     Company and CS in relation to his Resulting Shares in the terms of the provisions of clause 1.1 as though references therein to the "Covenantor"
     were references to the relevant Director and to "Shares" were to Resulting
     Shares.

1.4  The provisions of this clause 1 are without prejudice to any obligations which the Covenantor may have from time to time pursuant to the Company's code for dealings in Ordinary Shares from time to time, the AIM Rules for
     Companies published by the Exchange, the Financial Services and Markets Act
     2000 and under any applicable criminal statutes in the United Kingdom.

2    POWER TO ENTER INTO THIS AGREEMENT

     The Covenantor hereby represents and warrants that it has full power and authority to enter into this agreement, that it holds the Shares on the date of this agreement free from all third party rights (other than charges, pledges and security granted to its bankers) and that immediately following Admission it will have full power and authority to perform the obligations hereunder in respect of the Shares.

3    COUNTERPARTS

     This agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

4    CHOICE OF LAW

4.1  This agreement shall be construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English
     Courts to settle any disputes which may arise in connection with this agreement.

5    ADDRESS FOR SERVICE

5.1  The Covenantor irrevocably appoints Mishcon de Reya (RJT/22816-1) of Summit
     House, 12 Red Lion Square, London WC1R 4QD to be its agent for the receipt of service of process in England and Wales. It agrees that any Service
     Document may be effectively served on it in connection with proceedings in
     England and Wales by service on its agent.

     5.1.1     Any Service Document shall be deemed to have been duly served if marked for the attention of Richard Tyler (RJT/22816-1) at
               Mishcon de Reya (at the address specified above) or such other address within England and Wales as may be notified to the party wishing to serve the Service Document and:

               5.1.1.1 left at the specified address; or

               5.1.1.2 sent to the specified address by first class post.

               In the case of clause 5.1.1.1 the Service Document will be deemed to have been duly served when it is left. In the case of clause
               5.1.1.2, the Service Document shall be deemed to have been duly served two clear Business Days after the date of posting.

     5.1.2     In the case of the Directors, the addresses respectively set out in the Schedule to this agreement.

5.2  If the agent at any time ceases for any reason to act as such, the
     Covenantor shall appoint a replacement agent having an address for service in England or Wales and shall notify the other parties to this agreement of the name and address of the replacement agent. Failing such appointment and notification, CS shall be entitled by notice to the Covenantor to appoint a replacement agent to act on its behalf. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

5.3  A copy of any Service Document served on an agent shall be sent by post to the Covenantor. Failure or delay in so doing shall not prejudice the effectiveness of service of the Service Document.

5.4  "Service Document" means a claim form, order or judgment issued out of the courts of England and Wales or other document relating to or in connection with any proceedings.

                                    SCHEDULE

                                  THE DIRECTORS

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Name                                    Address
--------------------------------------- ---------------------------------------
Zwi Williger                            3 Nahal Snir Street
                                        Yavne 81106
                                        Israel
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Joseph Williger                         3 Nahal Snir Street
                                        Yavne 81106
                                        Israel
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Gil Hochboim                            3 Nahal Snir Street
                                        Yavne 81106
                                        Israel
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IN WITNESS hereof the parties have executed this agreement as their deed on the date set out at the beginning.

EXECUTED AND DELIVERED AS A DEED    )
BY GOLD FROST LTD                   )
acting by:                          )

-------------------
Director

-------------------
Director/Secretary

EXECUTED AND DELIVERED AS A DEED    )
BY G WILLI-FOOD INTERNATIONAL LTD   )
acting by:                          )

-------------------
Director

-------------------
Director/Secretary

EXECUTED AND DELIVERED AS A DEED    )
BY CORPORATE SYNERGY PLC            )
acting by                           )

-------------------
Director

-------------------
Director/Secretary

EXECUTED AND DELIVERED AS A DEED BY

Zwi Williger

in the presence of:

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EXECUTED AND DELIVERED AS A DEED BY

Joseph Williger

in the presence of:

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EXECUTED AND DELIVERED AS A DEED BY

Gil Hochboim

in the presence of:

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